UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2011

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34807	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Appointment of New Director

On July 12, 2011, Richard Nottenburg was elected to the board of directors (the “Board”) of Verint Systems Inc. (the “Company” or “Verint”).  Dr. Nottenburg is a director of Comverse Technology, Inc. (“Comverse”).  Comverse is our majority stockholder and, by virtue of its majority ownership stake, Comverse has the ability, acting alone, to remove existing directors and/or to elect new directors to our Board in order to fill vacancies.  For more information about Comverse’s ownership of a majority of our common stock, its control of our Board, and a description of various agreements between Comverse and Verint, please see our definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2011.

Dr. Nottenburg, age 57, has served as a member of Comverse’s board of directors since December 2006.  From June 2008 until October 2010, Dr. Nottenburg served as President, Chief Executive Officer, and a director of Sonus Networks, Inc.  From February 2004 until May 2008, Dr. Nottenburg served in various executive officer capacities with Motorola, Inc.  Dr. Nottenburg also serves as a director Aeroflex Holding Corp., a global provider of radio frequency and microwave integrated circuits, components, and systems.

Dr. Nottenburg will become a party to an Indemnification Agreement with us on the same basis as our other directors, the terms of which are described in our Annual Report on Form 10-K for the year ended January 31, 2011 .

The information referred to in “Item 8.01 Other Events” below related to Dr. Nottenburg’s committee membership is incorporated by reference herein.

(e)  Executive Officers’ Amended and Restated Employment Arrangements

As a part of the previously-disclosed review by the Compensation Committee of the Board (the “Committee”) of the Company’s existing compensation arrangements with its executive officers, the Company or one of its wholly-owned subsidiaries entered into amended and restated employment arrangements or new employment arrangements with the following executive officers: Peter Fante, Elan Moriah, David Parcell, Douglas Robinson, and Meir Sperling.

The primary reason for the amended and restated or new agreements was to ensure that executive compensation packages were at market levels and contained market terms and conditions, as well as to bring certain provisions in the officer agreements into conformity with one another.  Each of the new employment arrangements contains the following terms:

•      Equity acceleration on a so-called “double trigger” basis for each of the foregoing executive officers;

•      Claw back of previously granted cash incentive and equity awards under certain circumstances;

•      Severance upon qualifying terminations; and

•      Post-employment non-compete and non-solicitation covenants (two years in the case of Messrs. Fante, Moriah and Robinson and 12 months in the case of Mr. Parcell and Mr. Sperling).

The amended and restated employment arrangements for the U.S.-based executive officers provide for an annual base salary of $345,000 with an annual target bonus opportunity equal to $167,500 in the case of Mr. Fante and an annual base salary of $376,000 with an annual target bonus opportunity equal to $219,000 in the case of Messrs. Moriah and Robinson.

Upon a qualifying termination, and subject to the executive officer executing and delivering a release within 60 days of such termination, the U.S.-based executive officers will be eligible to receive: (1) a lump sum payment in an amount equal to 1 times base salary as in effect on the date of termination of employment, or if higher, as of the date immediately prior to the first event or circumstance constituting good reason in connection with such departure (or 1.5 times if such termination qualifies as a change in control termination); (2) a lump sum payment in an amount equal to 1 times the average annual bonus paid or payable with respect to the three most recently completed years (or 1.5 times the target bonus for the year in which a change in control occurs or if higher the target bonus for the year immediately prior to the year in which a change in control occurs) if such termination qualifies as a change in control termination) (the “Severance Bonus”); (3) a pro rata portion of the annual bonus, if any, that the executive would have been entitled to receive in such year following the conclusion of the performance period (or if such termination qualifies as a change in control termination, a pro rata portion of the target bonus (as in effect on the date of termination of employment, or if higher, as of the date immediately prior to the first event or circumstance constituting good reason in connection with such departure), if any, that the executive would have been entitled to receive in such year (if such year had been completed)) (the “Pro Rata Bonus”); and (4) reimbursement of COBRA premiums for a period of 12 months following such termination of employment. The amended and restated employment arrangements for the U.S.-based executive officers also provide for an additional payment to offset the impact of any excise tax under Section 4999 of the Internal Revenue Code.

The amended and restated employment agreement for Mr. Parcell provides for an annual salary of £206,000 with an annual target bonus opportunity equal to £82,400.  A portion of the annual bonus award for a given fiscal year may also be earned during each of the first three fiscal quarters of such year pursuant to a quarterly bonus sub-plan established by the Committee in conjunction with the annual bonus plan.  Quarterly bonuses, if any, will reduce Mr. Parcell’s annual bonus award for the applicable fiscal year.

Upon a qualifying termination, and subject to Mr. Parcell executing and delivering a release within 60 days of such termination, Mr. Parcell will be eligible to receive: (1) a lump sum payment in an amount equal to 6 months’ base salary in effect on the date of termination of employment (or 12 months’ base salary if such termination qualifies as a change in control termination); (2) the Severance Bonus (payable in 12 equal monthly installments if such termination does not qualify as a change in control termination, or payable in a lump sum if such termination qualifies as a change in control termination); and (3) the Pro Rata Bonus, except that if such termination qualifies as a change in control termination, a pro rata portion of the target bonus as in effect on the date of termination of employment, if any, that Mr. Parcell would have been entitled to receive in such year (if such year had been completed).  In addition, Mr. Parcell’s agreement requires that each party provide a 180-day advance notice in connection with certain terminations of employment (or pay in lieu of such advance notice).

The employment agreement for Mr. Sperling provides for a monthly salary of NIS 109,609 with an annual target bonus opportunity equal to NIS 638,000 and participation in all employee benefit plans in a manner commensurate with other senior executive officers of the Company, in addition to other specific benefits such as private health insurance coverage for employees of Verint Ltd., and contributions by Verint Ltd. to a study fund, convalescence pay, and pension benefits.

Upon a qualifying termination, and subject to Mr. Sperling executing and delivering a release within 60 days of such termination (which is applicable only in the event the termination does not qualify as a change in control termination), Mr. Sperling will be eligible to receive: (1) a lump sum payment in an amount equal to his salary and all social benefits and other benefits for a period of 10 months plus one month for each full or partial year that Mr. Sperling was employed with Verint Ltd. beginning as of September 1, 2010 and ending on the date of termination of employment; (2) a lump sum payment in an amount equal to 12 months’ salary in effect on the date of termination of employment, or if higher, as of the date immediately prior to the first event or circumstance constituting good reason in connection with such departure (or 1.5 times if such termination qualifies as a change in control termination); (3) the Severance Bonus; (4) the Pro Rata Bonus; and (5) reimbursement of the cost of maintaining health benefits under a group health plan of Verint Ltd. or a subsidiary of Verint Ltd. for a period of 12 months following such termination of employment.  In addition, Mr. Sperling’s agreement requires that each party provide a 90-day advance notice in connection with certain terminations of employment (or pay in lieu of such advance notice).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the executive officer employment agreements described above, which are filed as Exhibits 10.1 — 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events

Effective July 12, 2011, in connection with Dr. Nottenburg’s election to the Board, Charles Burdick resigned from the Committee and Dr. Nottenburg was appointed as a member and chairman of the Committee.  As a result, as of July 12, 2011, the members of the Committee are: Dr. Nottenburg (chairman), Victor DeMarines, Howard Safir, and Shefali Shah.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement, dated July 13, 2011, between Verint Systems Inc. and Peter Fante
10.2	Second Amended and Restated Employment Agreement, dated July 13, 2011, between Verint Systems Inc. and Elan Moriah
10.3	Amended and Restated Supplemental Employment Agreement, dated July 13, 2011, between Verint Systems UK Limited and David Parcell
10.4	Amended and Restated Employment Agreement, dated July 13, 2011, between Verint Systems Inc. and Douglas Robinson

10.5	Contract of Employment, dated July 10, 2011, by and among Meir Sperling, Verint Systems Ltd., and Verint Systems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: July 14, 2011

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement, dated July 13, 2011, between Verint Systems Inc. and Peter Fante
10.2	Second Amended and Restated Employment Agreement, dated July 13, 2011, between Verint Systems Inc. and Elan Moriah
10.3	Amended and Restated Supplemental Employment Agreement, dated July 13, 2011, between Verint Systems UK Limited and David Parcell
10.4	Amended and Restated Employment Agreement, dated July 13, 2011, between Verint Systems Inc. and Douglas Robinson
10.5	Contract of Employment, dated July 10, 2011, by and among Meir Sperling, Verint Systems Ltd., and Verint Systems Inc.